UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

                 Information Statement pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:
|X|   Preliminary Information Statement
|_| Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
|_|   Definitive Information Statement

                             Knockout Holdings, Inc.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
      (1) Title of each class of securities to which transaction applies:
      (2) Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
      (4) Proposed maximum aggregate value of securities:
      (5) Total fee paid:
|_|  Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1) Amount previously paid:
      (2) Form, Schedule or Registration Statement No.:
      (3) Filing party:
      (4) Date filed:

                             KNOCKOUT HOLDINGS, INC.
                             100 W. Whitehall Avenue
                               Northlake, IL 60164

                               NOTICE OF ACTION BY
                         WRITTEN CONSENT OF STOCKHOLDERS

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To our Stockholders:

         This Information Statement is furnished by the Board of Directors of Knockout Holdings, Inc., a Delaware corporation (f/k/a United Network Marketing Services, Inc.) (the "Company"), to holders of record of the Company's common stock, $.001 par value per share, at the close of business on *, 2005, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The purpose of this Information Statement is to inform the Company's stockholders of certain action taken by the written consent of the holders of a majority of the Company's voting stock, dated as of *, 2005. This Information Statement shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law.

         The action taken by the Company's stockholders will not become effective until at least 20 days after the initial mailing of this Information Statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

                                            By order of the Board of Directors:


                                             /s/ John Bellamy
                                            ------------------------------------
                                            John Bellamy
                                            Chief Executive Officer and Chairman
                                            of the Board of Directors

                             KNOCKOUT HOLDINGS, INC.
                             100 W. Whitehall Avenue
                               Northlake, IL 60164

                              INFORMATION STATEMENT

                             Introductory Statement

         Knockout Holdings, Inc. (f/k/a United Network Marketing Services, Inc.) (the "Company") is a Delaware corporation with its principal executive offices located at 100 W. Whitehall Avenue, Northlake, IL 60164. The Company's telephone number is (708) 273-6900. This Information Statement is being sent to the Company's stockholders by the Board of Directors to notify them about action that the holders of a majority of the Company's outstanding voting capital stock have taken by written consent, in lieu of a special meeting of the stockholders. The action was taken on *, 2005, and will be effective when the Company files a Certificate of Amendment to its Certificate of Incorporation with the State of Delaware.

         Copies of this Information Statement are being mailed on or before *, 2005 to the holders of record on *, 2005 of the outstanding shares of the Company's common stock.

                               General Information

         The following action will be taken pursuant to the written consent of a majority of the holders of the Company's voting capital stock, dated *, 2005, in lieu of a special meeting of the stockholders:

         1. To amend the Company's certificate of incorporation to increase the authorized number of shares of common stock from 20,000,000 shares to 300,000,000 shares;

         2. To amend the Company's certificate of incorporation to effect reverse stock split of the Company's issued and outstanding shares of Common Stock at a ratio between three for four and one for four; and

         3. To adopt the Company's 2005 Flexible Stock Incentive Plan.

         Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the action will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on *, 2005.

         The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

                   Description of the Company's Capital Stock

         The Company's authorized capital consists of 20,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, of which 865,000 shares have been designated as Series A Preferred Stock and 135,000 shares have been designated as Series B Preferred Stock. At the close of business on *, 2005, the Company had 8,982,322 shares of Common Stock issued and outstanding, 797,820 shares of Series A Preferred Stock issued and outstanding and 116,754 shares of Series B Preferred Stock issued and outstanding.

         Each share of Series A Preferred Stock and each share of Series B Preferred Stock is convertible into 160 shares of Common Stock of the Company. The Series A Preferred Stock and Series B Preferred Stock will automatically convert into Common Stock immediately after the Company amends its Certificate of Incorporation to authorize the issuance of a sufficient number of shares of Common Stock so that all shares of the Company's outstanding Preferred Stock may be converted into Common Stock. The Company's Common Stock and Preferred Stock vote as a single class, as if the Preferred Stock had been converted into Common Stock. The Company's Common Stock and Preferred Stock are the only classes of its securities outstanding having the right to vote for the election of directors of the Company. Each share of Common Stock entitles its record holder to one vote, and each share of Preferred Stock entitles its record holder to approximately 160 votes.

         Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth, as of *, 2005 certain information with respect to the securities beneficially owned by: (i) each Director, expected nominee for Director and executive officer of the Company; (ii) each person who owns beneficially more than 5% of the voting stock of the Company; and (iii) all Directors, expected nominees and executive officers as a group.

                                                            Series A       Percent of
                                          Percent of       Preferred      Series A Preferred
Name and Address     Common Stock        Common Stock      Stock            Stock
of Beneficial Owner  Beneficially Owned  Beneficially      Beneficially    Beneficially      Percent of Vote
                          (1)               Owned            Owned           Owned (2)             (3)
-------------------  -----------------   ------------      -------------   ----------------- ----------------
Kenneth Levy (4)        452,148 (7)            * (22)                0           0.0%                 *
c/o Knockout
Holdings, Inc.
100 W. Whitehall
Avenue,
Northlake, IL 60164

John Bellamy (5)     50,899,911 (8)        32.8% (23)      318,124.443 (38)      39.9%             32.8%
c/o Knockout
Holdings, Inc.
100 W. Whitehall
Avenue,
Northlake, IL 60164

Coleman Peterson      1,332,044 (9)            * (24)        8,233.787            1.0%                 *
(6)
c/o Knockout
Holdings, Inc.
100 W. Whitehall
Avenue,
Northlake, IL 60164

David Rights (6)      4,646,000 (10)        3.0% (25)       29,037.500            3.6%              3.0%
c/o Knockout
Holdings, Inc.
100 W. Whitehall
Avenue,
Northlake, IL 60164

Dr. Isaac Horton,    16,528,821 (11)       10.7% (26)      103,305.133           12.9%             10.7%
III (6)
c/o Knockout
Holdings, Inc.
100 W. Whitehall
Avenue,
Northlake, IL 60164

Tony Weiss (6)        1,565,831 (12)        1.0% (27)        9,760.625            1.2%              1.0%
c/o Knockout
Holdings, Inc.
100 W. Whitehall
Avenue,
Northlake, IL 60164

Kevin Waltzer (6)    30,821,840 (13)       19.8% (28)      192,636.500 (39)      24.1%             19.9%
c/o Knockout
Holdings, Inc.
100 W. Whitehall
Avenue,
Northlake, IL 60164

Oscar Turner (6)      1,997,860 (14)        1.3% (29)       12,197.475            1.5%              1.3%
c/o Knockout
Holdings, Inc.
100 W. Whitehall
Avenue,
Northlake, IL 60164

Ahmed Shaikh          1,233,624 (15)           * (30)        7,623.406            1.0%                 *
c/o Knockout
Holdings, Inc.
100 W. Whitehall
Avenue,
Northlake, IL 60164

Peter Vezmar            920,000 (16)           * (31)        5,750.000               *                 *
c/o Knockout
Holdings, Inc.
100 W. Whitehall
Avenue,
Northlake, IL 60164

Katie Green          50,899,911 (17)       32.8% (32)      318,124.443 (40)      39.9%             32.8%
c/o Knockout
Holdings, Inc.
100 W. Whitehall
Avenue,
Northlake, IL 60164

Galt Enterprises     23,644,000 (18)       15.2% (33)      147,775.000           18.5%             15.2%
c/o Knockout
Holdings, Inc.
100 W. Whitehall
Avenue,
Northlake, IL 60164

Paul Vincent            536,667 (19)           * (34)        3,354.166               *                 *
c/o Knockout
Holdings, Inc.
100 W. Whitehall
Avenue,
Northlake, IL 60164

Taylor Group          2,407,067 (20)        1.6% (35)       15,044.172            1.9%              1.6%
c/o Knockout
Holdings, Inc.
100 W. Whitehall
Avenue,
Northlake, IL 60164

Nathan Morton           749,478 (21)           * (36)        4,684.238               *                 *
c/o Knockout
Holdings, Inc.
100 W. Whitehall
Avenue,
Northlake, IL 60164

All Executive       109,478,079            70.6% (37)      680,918.871           85.3%             70.6%
Officers,
Directors and
Director Nominees
as a Group (9
persons)

----------------------------------------------------
     * Less than 1%

(1) Applicable percentage ownership is based on 8,982,322 shares of Common Stock outstanding as of *, 2005, together with securities exercisable or convertible into shares of Common Stock within 60 days of *, 2005 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

(2) Based on 797,820 shares of Series A Preferred Stock issued and outstanding.
(3) This column discloses the percentage of the person's overall voting power in the Company. Each share of the Company's outstanding Series A Preferred Stock has 160 votes, each share of the Company's outstanding Series B Preferred Stock has 160 votes and each share of the Company's outstanding Common Stock has one vote. The Common Stock, Series A Preferred Stock and Series B Preferred Stock vote as a single class. There is no holder of the Company's outstanding Series B Preferred Stock who has more than 5% of the overall voting power in the Company.
(4)   Expected to resign as a Director.
(5)   New Director.
(6)   Director Nominee.
(7) All of these shares are owned by Mr. Levy except for 100 shares owned by Beverly Levy, his wife.
(8) Includes: (a) 49,059,911 shares of Common Stock issuable upon conversion of 306,624.443 shares of Series A Preferred Stock owned by Mr. Bellamy directly; and (b) 1,840,000 shares of Common Stock issuable upon conversion of 11,500 shares of Series A Preferred Stock owned by Katie Green, Mr. Bellamy's wife.
(9) Includes: (a) 1,317,406 shares of Common Stock issuable upon conversion of 8,233.787 shares of Series A Preferred Stock; and (b) 14,638 shares of Common Stock issuable upon exercise of outstanding options with an exercise price of $.20 per share and an expiration date of December 28, 2014.
(10) Includes 4,646,000 shares of Common Stock issuable upon conversion of 29,037.500 shares of Series A Preferred Stock.
(11) Includes 16,528,821 shares of Common Stock issuable upon conversion of 103,305.133 shares of Series A Preferred Stock.
(12) Includes: (a) 1,561,700 shares of Common Stock issuable upon conversion of 9,760.625 shares of Series A Preferred Stock; and (b) 4,131 shares of Common Stock issuable upon exercise of outstanding options with an exercise price of $.20 per share and an expiration date of December 28, 2014.
(13) Includes: (a) 7,177,840 shares of Common Stock issuable upon conversion of 44,861.500 shares of Series A Preferred Stock owned by Mr. Waltzer directly; and (b) 23,644,000 shares of Common Stock issuable upon conversion of 147,775 shares of Series A Preferred Stock owned by Galt Enterprise Corporation, of which Mr. Waltzer is the President and an owner.
(14) Includes: (a) 1,951,596 shares of Common Stock issuable upon conversion of 12,197.475 shares of Series A Preferred Stock; and (b) 46,264 shares of Common Stock issuable upon exercise of outstanding options with an exercise price of $.20 per share and an expiration date of December 28, 2014.
(15) Includes: (a) 1,219,745 shares of Common Stock issuable upon conversion of 7,623.408 shares of Series A Preferred Stock; and (b) 13,879 shares of Common Stock issuable upon exercise of outstanding options with an exercise price of $.20 per share and an expiration date of December 28, 2014.Amendments to Certificate of Incorporation
(16) Includes 920,000 shares of Common Stock issuable upon conversion of 5,750 shares of Series A Preferred Stock.
(17) Includes: (a) 1,840,000 shares of Common Stock issuable upon conversion of 11,500 shares of Series A Preferred Stock owned by Katie Green directly, and (b) 49,059,911 shares of Common Stock issuable upon conversion of 306,624.443 shares of Series A Preferred Stock owned by John Bellamy, Ms. Green's husband.
(18) Includes 23,644,000 shares of Common Stock issuable upon conversion of 147,775 shares of Series A Preferred Stock.
(19) Includes 536,667 shares of Common Stock issuable upon conversion of 3,354.166 shares of Series A Preferred Stock.
(20) Includes 2,407,068 shares of Common Stock issuable upon conversion of 15,044.172 shares of Series A Preferred Stock.
(21) Includes 749,478 shares of Common Stock issuable upon conversion of 4,684.238 shares of Series A Preferred Stock.
(22) Percentage beneficial ownership is calculated based on 155,314,764 shares of common stock outstanding, which assumes conversion in full of the Company's outstanding Series A Preferred Stock and Series B Preferred Stock. Rules of the Securities and Exchange Commission require percentage ownership to be calculated on the basis of the amount of outstanding common stock plus, for each person, any common stock that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. In accordance with rules of the Securities and Exchange Commission, as of *, 2005, Mr. Levy beneficially owned 5% of the Company's outstanding Common Stock.

(23) Percentage beneficial ownership is calculated based on 155,314,764 shares of common stock outstanding, which assumes conversion in full of the Company's outstanding Series A Preferred Stock and Series B Preferred Stock. Rules of the Securities and Exchange Commission require percentage ownership to be calculated on the basis of the amount of outstanding common stock plus, for each person, any common stock that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. In accordance with rules of the Securities and Exchange Commission, as of *, 2005 Mr. Bellamy beneficially owned 85% of the Company's outstanding Common Stock.
(24) Percentage beneficial ownership is calculated based on 155,314,764 shares of common stock outstanding, which assumes conversion in full of the Company's outstanding Series A Preferred Stock and Series B Preferred Stock. Rules of the Securities and Exchange Commission require percentage ownership to be calculated on the basis of the amount of outstanding common stock plus, for each person, any common stock that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. In accordance with rules of the Securities and Exchange Commission, as of *, 2005 Mr. Peterson beneficially owned 12.9% of the Company's outstanding Common Stock.
(25) Percentage beneficial ownership is calculated based on 155,314,764 shares of common stock outstanding, which assumes conversion in full of the Company's outstanding Series A Preferred Stock and Series B Preferred Stock. Rules of the Securities and Exchange Commission require percentage ownership to be calculated on the basis of the amount of outstanding common stock plus, for each person, any common stock that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. In accordance with rules of the Securities and Exchange Commission, as of *, 2005 Mr. Rights beneficially owned 34.1% of the Company's outstanding Common Stock.
(26) Percentage beneficial ownership is calculated based on 155,314,764 shares of common stock outstanding, which assumes conversion in full of the Company's outstanding Series A Preferred Stock and Series B Preferred Stock. Rules of the Securities and Exchange Commission require percentage ownership to be calculated on the basis of the amount of outstanding common stock plus, for each person, any common stock that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. In accordance with rules of the Securities and Exchange Commission, as of *, 2005 Mr. Horton beneficially owned 64.8% of the Company's outstanding Common Stock.
(27) Percentage beneficial ownership is calculated based on 155,314,764 shares of common stock outstanding, which assumes conversion in full of the Company's outstanding Series A Preferred Stock and Series B Preferred Stock. Rules of the Securities and Exchange Commission require percentage ownership to be calculated on the basis of the amount of outstanding common stock plus, for each person, any common stock that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. In accordance with rules of the Securities and Exchange Commission, as of *, 2005 Mr. Weiss beneficially owned 14.8% of the Company's outstanding Common Stock.
(28) Percentage beneficial ownership is calculated based on 155,314,764 shares of common stock outstanding, which assumes conversion in full of the Company's outstanding Series A Preferred Stock and Series B Preferred Stock. Rules of the Securities and Exchange Commission require percentage ownership to be calculated on the basis of the amount of outstanding common stock plus, for each person, any common stock that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. In accordance with rules of the Securities and Exchange Commission, as of *, 2005 Mr. Waltzer beneficially owned 77.4% of the Company's outstanding Common Stock.
(29) Percentage beneficial ownership is calculated based on 155,314,764 shares of common stock outstanding, which assumes conversion in full of the Company's outstanding Series A Preferred Stock and Series B Preferred Stock. Rules of the Securities and Exchange Commission require percentage ownership to be calculated on the basis of the amount of outstanding common stock plus, for each person, any common stock that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. In accordance with rules of the Securities and Exchange Commission, as of *, 2005 Mr. Turner beneficially owned 18.2% of the Company's outstanding Common Stock.
(30) Percentage beneficial ownership is calculated based on 155,314,764 shares of common stock outstanding, which assumes conversion in full of the Company's outstanding Series A Preferred Stock and Series B Preferred Stock. Rules of the Securities and Exchange Commission require percentage ownership to be calculated on the basis of the amount of outstanding common stock plus, for each person, any common stock that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. In accordance with rules of the Securities and Exchange Commission, as of *, 2005 Mr. Shaikh beneficially owned 12.1% of the Company's outstanding Common Stock.

(31) Percentage beneficial ownership is calculated based on 155,314,764 shares of common stock outstanding, which assumes conversion in full of the Company's outstanding Series A Preferred Stock and Series B Preferred Stock. Rules of the Securities and Exchange Commission require percentage ownership to be calculated on the basis of the amount of outstanding common stock plus, for each person, any common stock that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. In accordance with rules of the Securities and Exchange Commission, as of *, 2005 Mr. Vezmar beneficially owned 9.3% of the Company's outstanding Common Stock.

(32) Percentage beneficial ownership is calculated based on 155,314,764 shares of common stock outstanding, which assumes conversion in full of the Company's outstanding Series A Preferred Stock and Series B Preferred Stock. Rules of the Securities and Exchange Commission require percentage ownership to be calculated on the basis of the amount of outstanding common stock plus, for each person, any common stock that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. In accordance with rules of the Securities and Exchange Commission, as of *, 2005 Ms. Green beneficially owned 85% of the Company's outstanding Common Stock.

(33) Percentage beneficial ownership is calculated based on 155,314,764 shares of common stock outstanding, which assumes conversion in full of the Company's outstanding Series A Preferred Stock and Series B Preferred Stock. Rules of the Securities and Exchange Commission require percentage ownership to be calculated on the basis of the amount of outstanding common stock plus, for each person, any common stock that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. In accordance with rules of the Securities and Exchange Commission, as of *, 2005 Galt Enterprises beneficially owned 72.5% of the Company's outstanding Common Stock.

(34) Percentage beneficial ownership is calculated based on 155,314,764 shares of common stock outstanding, which assumes conversion in full of the Company's outstanding Series A Preferred Stock and Series B Preferred Stock. Rules of the Securities and Exchange Commission require percentage ownership to be calculated on the basis of the amount of outstanding common stock plus, for each person, any common stock that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. In accordance with rules of the Securities and Exchange Commission, as of *, 2005 Mr. Vincent beneficially owned 5.6% of the Company's outstanding Common Stock.

(35) Percentage beneficial ownership is calculated based on 155,314,764 shares of common stock outstanding, which assumes conversion in full of the Company's outstanding Series A Preferred Stock and Series B Preferred Stock. Rules of the Securities and Exchange Commission require percentage ownership to be calculated on the basis of the amount of outstanding common stock plus, for each person, any common stock that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. In accordance with rules of the Securities and Exchange Commission, as of *, 2005 Taylor Group beneficially owned 21.1% of the Company's outstanding Common Stock.
(36) Percentage beneficial ownership is calculated based on 155,314,764 shares of common stock outstanding, which assumes conversion in full of the Company's outstanding Series A Preferred Stock and Series B Preferred Stock. Rules of the Securities and Exchange Commission require percentage ownership to be calculated on the basis of the amount of outstanding common stock plus, for each person, any common stock that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. In accordance with rules of the Securities and Exchange Commission, as of *, 2005 Mr. Morton beneficially owned 7.7% of the Company's outstanding Common Stock.
(37) Percentage beneficial ownership is calculated based on 155,314,764 shares of common stock outstanding, which assumes conversion in full of the Company's outstanding Series A Preferred Stock. Rules of the Securities and Exchange Commission require percentage ownership to be calculated on the basis of the amount of outstanding common stock plus, for each person, any common stock that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. In accordance with rules of the Securities and Exchange Commission, as of *, 2005 all executive officers, Directors and Director nominees as a group owned 92.4% of the Company's outstanding common stock.
(38) Includes: (a) 306,624.443 shares of Series A Preferred Stock owned by Mr. Bellamy directly; and (b) 11,500 shares of Series A Preferred Stock owned by Katie Green, Mr. Bellamy's wife.

(39) Includes: (a) 44,861.500 shares of Series A Preferred Stock owned by Mr. Waltzer directly; and (b) 147,775 shares of Series A Preferred Stock owned by Galt Enterprise Corporation, of which Mr. Waltzer is the President and an owner.
(40) Includes: (a) 11,500 shares of Series A Preferred Stock owned by Ms. Green directly; and (b) 306,624.443 shares of Series A Preferred Stock owned by John Bellamy, Ms. Green's husband.

                      Increase in Authorized Capital Stock

         On *, 2005, the holders of a majority of the voting capital stock of the Company approved an amendment to the Company's Certificate of Incorporation, as amended, to replace Article Fourth in its entirety, which will result in an increase to the number of authorized shares of Common Stock. The Company's Certificate of Incorporation, as amended, currently authorizes for issuance 21,000,000 shares consisting of 20,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. The approval of the amendment to the Certificate of Incorporation will increase the Company's authorized shares of Common Stock to 300,000,000. As of the record date, the Company had (i) 8,982,322 shares of Common Stock issued and outstanding, (ii) 797,820 shares of Series A Preferred Stock issued and outstanding, and (iii) 116,754 shares of Series B Preferred Stock issued and outstanding.

         The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

         The increase in the number of authorized but unissued shares of Common Stock will enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes. The increase in authorized shares will also enable all of the outstanding Preferred Stock of the Company to automatically convert into Common Stock upon the effectiveness of the amendment to the Company's Certificate of Incorporation. The Company currently has 797,820 shares of Series A Preferred Stock outstanding that will automatically convert into 127,618,880 shares of Common Stock upon effectiveness of the amendment to the Company's Certificate of Incorporation. In addition, the Company currently has 116,754 shares of Series B Preferred Stock outstanding that will automatically convert into 18,680,640 shares of Common Stock upon effectiveness of the amendment to the Company's Certificate of Incorporation.

         The conversion of the outstanding Series A and Series B Preferred Stock will cause immediate and substantial dilution to the equity ownership of the holders of the Company's Common Stock. The increase in the authorized number of shares of Common Stock could have a number of additional effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Except as further discussed herein, the Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

         Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

         Except for the following, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized:

Conversion of Series A Preferred Stock

        On December 28, 2004, the Company entered into an Agreement and Plan of Merger with Knockout Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company, and The Knockout Group, Inc., whereby Knockout Acquisition Corp. was merged with and into The Knockout Group, Inc. The Knockout Group, Inc. was the surviving entity from the merger and following the merger, The Knockout Group, Inc. became a wholly owned subsidiary of the Company. As consideration for the Merger, the former shareholders of The Knockout Group, Inc. exchanged all of the outstanding Common Stock of The Knockout Group, Inc. for 797,820 shares of Series A Preferred Stock of the Company. Each shares of Common Stock of The Knockout Group, Inc. was exchanged for 1/40th of a share of Series A Preferred Stock of the Company. Each share of Series A Preferred Stock of the Company will automatically convert into 160 shares of Common Stock immediately after the Company amends its Certificate of Incorporation to authorize the issuance of a sufficient number of shares of Common Stock so that all shares of the Company's outstanding Preferred Stock may be converted into Common Stock.

Conversion of Series B Preferred Stock

         On January 17, 2005, the Company completed a private placement to accredited investors of 116,754 shares of Series B Preferred Stock and warrants to purchase 1,868,064 shares of common stock, pursuant to which the Company received aggregate gross proceeds of $5,475,000. Each share of Series B Preferred Stock was sold to investors for a per share purchase price of $46.8933. For each share of Series B Preferred Stock purchased investors will receive warrants to purchase 16 shares of Common Stock. The warrants are exercisable for five years from the date of issuance at a price of $2.25 per share.

         The stated value of the Series B Preferred Stock is $46.8933. While the Series B Preferred Stock is outstanding, the Company is required to pay to the holders of the Series B Preferred Stock dividends equal to 10% of the stated value per annum. Dividends are payable quarterly on January 1, April 1, July 1 and October 1, beginning April 1, 2005. In the event there are any accrued and unpaid dividends, such dividends will entail a late fee equal to 18% of such accrued and unpaid dividend per annum. In the event that the Series B Preferred Stock has not been redeemed by the Company, cancelled or converted into Common Stock prior to 180 days from the date the Series B Preferred Stock is sold by the Company, the dividend rate will increase to 20% of the stated value per annum. Upon liquidation, dissolution or winding up of the Company's business, the Series B Preferred Stock ranks senior to (a) the outstanding Series A Preferred Stock, (b) any other class or series of capital stock of the Company whose terms expressly provide that the holders of Series B Preferred Stock should receive preferential payment, and (c) the Company's Common Stock. Except as otherwise required by law, each holder of Series B Preferred Stock is entitled to vote on all matters submitted to the Company's shareholders and are entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series B Preferred Stock could be converted.

         Immediately after the Company amends its Certificate of Incorporation to authorize the issuance of a sufficient number of shares of Common Stock so that the Series B Preferred Stock may be converted into Common Stock, each share of Series B Preferred Stock will automatically convert into a number of fully paid and nonassessable shares of Common Stock equal to the stated value divided by $.2931 (the "Conversion Price"). Other than an exempt issuance, at any time while the Series B Preferred Stock is outstanding, if the Company or any subsidiary of the Company issues any Common Stock or any securities which would entitle the security holder thereof to acquire Common Stock for a per share or conversion or exercise price per share which is less than the Conversion Price, then the Conversion Price will be reduced to such other lower per share price. An "exempt issuance" is defined as the issuance of (a) shares of Common Stock or options to officers, directors, employees or consultants of the Company pursuant to any stock or option plan duly adopted by a majority of the members of the Board of Directors of the Company or a majority of the members of a committee of directors established for such purpose, (b) securities upon the conversion of any shares of Series B Preferred Stock, (c) securities upon the conversion of any convertible securities, options or warrants issued and outstanding before the issuance of any shares of Series B Preferred Stock, and (d) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a person or entity which is, itself or through its subsidiaries, an operating company in a business synergistic with the Company's business and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

                               Reverse Stock Split

         On *, 2005, the holders of a majority of the voting capital stock of the Company approved an amendment to the Company's Certificate of Incorporation, as amended, to effect a reverse stock split at a ratio between three for four and one for four, as determined at the discretion of the Board of Directors to be in the best interests of the Company. The Board of Directors believes that approval of a range of reverse split ratios, rather than approval of a specific reverse split ratio, provides the Board of Directors with maximum flexibility to achieve the purposes of the reverse stock split. The reason for the reverse stock split is to increase the per share stock price in order to meet one of the listing requirements for the American Stock Exchange. The Company believes that if it is successful in maintaining a higher stock price, the stock will generate greater interest among professional investors and institutions. If the Company is successful in generating interest among such entities, it is anticipated that the shares of its Common Stock would have greater liquidity and a stronger investor base. No assurance can be given, however, that the market price of the Common Stock post-reverse stock split will rise in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split. The shares issued pursuant to the reverse stock split will be fully paid and non-assessable. All shares of Common Stock post-reverse stock split will have the same par value, voting rights and other rights as the Common Stock, pre-reverse stock split. Stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock which may be issued.

         The reverse stock split will be effectuated by reducing the number of issued and outstanding shares at a ratio between three for four and one for four, as determined at the discretion of the Board of Directors to be in the best interests of the Company. Accordingly, as a result of the reverse stock split and after the increase in the Company's authorized Common Stock described above, the Company will have between 183,513,927 and 261,171,309 authorized but unissued shares, which shares may be issued in connection with acquisitions or subsequent financings. There can be no assurance that the Company will be successful in making any such acquisitions or obtaining any such financings. Except as otherwise described herein, the Company does not currently have any plans for the issuance of the shares of Common Stock for acquisitions or financings. In addition, the reverse stock split has potentially dilutive effects on each of the Company's stockholders. Each of the stockholders may be diluted to the extent that any of the authorized but unissued shares are subsequently issued.

         The reverse stock split will not alter any stockholder's percentage interest in the Company's equity, except to the extent that the reverse stock split results in any of the Company's stockholders owning a fractional share. In lieu of issuing fractional shares, the Company will issue to any stockholder who otherwise would have been entitled to receive a fractional share as a result of the reverse stock split an additional full share of its common stock. The principal effects of the reverse stock split will be that the number of shares of Common Stock issued and outstanding will be reduced from 155,314,764 (post-conversion) to between 38,828,691 (post-conversion) and 116,486,073 (post-conversion), depending on the ratio of the reverse stock split.

         In addition, commencing with the effective date of the reverse stock split, all outstanding options, warrants and convertible securities entitling the holders thereof to purchase shares of the Company's Common Stock will entitle such holders to receive, upon exercise of their options, warrants or convertible securities, fewer shares of the Company's Common Stock in proportion to the ratio of the reverse stock split, which such holders may purchase upon exercise of their options, warrants or convertible securities. In addition, commencing on the effective date of the reverse stock split, the exercise and conversion price of all outstanding options, warrants and convertible securities will be increased by a multiple in proportion with the reverse stock split.

         The Company believes that the federal income tax consequences of the reverse stock split to holders of Common Stock will be as follows:

         (i) Except as explained in (v) below, no income gain or loss will be recognized by a stockholder on the surrender of the current shares or receipt of the certificate representing new post-split shares.

         (ii) Except as explained in (v) below, the tax basis of the new post-split shares will equal the tax basis of the old pre-split shares exchanged therefore.

         (iii) Except as explained in (v) below, the holding period of the new post-split shares will include the holding period of the old pre-split shares if such pre-split shares were held as capital assets.

         (iv) The conversion of the old pre-split shares into the new post-split will produce no taxable income or gain or loss to the Company.

         (v) The federal income tax treatment of the receipt of the additional fractional interest by a stockholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

         The Company's opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

         THE ABOVE DISCUSSION IS A BRIEF SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE REVERSE STOCK SPLIT. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE.

                       2005 Flexible Stock Incentive Plan

         On *, 2005, the holders of a majority of the voting capital stock of the Company approved the 2005 Flexible Stock Incentive Plan (the "2005 Incentive Plan"") and authorized 30,000,000 shares of Common Stock for issuance of stock awards and stock options thereunder. The following is a summary of principal features of the 2005 Incentive Plan. The summary, however, does not purport to be a complete description of all the provisions of the 2005 Incentive Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company's Secretary at the Company's principal offices, Knockout Holdings, Inc., 100 W. Whitehall Ave., Northlake, IL 60164.

General

         The 2005 Incentive Plan was adopted by the Board of Directors. The Board of Directors has initially reserved 30,000,000 shares of Common Stock for issuance under the 2005 Incentive Plan. Under the Plan, options may be granted which are intended to qualify as Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or which are not ("Non-ISOs") intended to qualify as Incentive Stock Options thereunder.

         The 2005 Incentive Plan and the right of participants to make purchases thereunder are intended to qualify as an "employee stock purchase plan" under
Section 423 of the Code. The 2005 Incentive Plan is not a qualified deferred compensation plan under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

Purpose

         The primary purpose of the 2005 Incentive Plan is to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such officers, directors, key employees, and other persons to serve the Company, by providing them an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. In the event that the 2005 Incentive Plan is not adopted the Company may have considerable difficulty in attracting and retaining qualified personnel, officers, directors and consultants. Administration

         The 2005 Incentive Plan will be administered by the Company's Board of Directors, as the Board of Directors may be composed from time to time. All questions of interpretation of the 2005 Incentive Plan are determined by the Board, and its decisions are final and binding upon all participants. Any determination by a majority of the members of the Board of Directors at any meeting, or by written consent in lieu of a meeting, shall be deemed to have been made by the whole Board of Directors.

         Notwithstanding the foregoing, the Board of Directors may at any time, or from time to time, appoint a committee (the "Committee") of at least one member of the Board of Directors, and delegate to the Committee the authority of the Board of Directors to administer the Plan. Upon such appointment and delegation, the Committee shall have all the powers, privileges and duties of the Board of Directors, and shall be substituted for the Board of Directors, in the administration of the 2005 Incentive Plan, subject to certain limitations.

ELIGIBILITY

         Under the 2005 Incentive Plan, stock awards and options may be granted to key employees, officers, non-employee directors or consultants of the Company, as provided in the 2005 Incentive Plan.

Terms of Options

         The term of each option granted under the 2005 Incentive Plan shall be contained in a stock option agreement between the optionee and the Company and such terms shall be determined by the Board of Directors consistent with the provisions of the 2005 Incentive Plan, including the following:

         (a) PURCHASE PRICE. The purchase price of the Common Shares subject to each ISO shall not be less than the fair market value (as set forth in the 2005 Incentive Plan), or in the case of the grant of an ISO to a principal stockholder, not less than 110% of fair market value of such Common Shares at the time such option is granted. The purchase price of the Common Shares subject to each Non-ISO shall be determined at the time such option is granted.

         (b) VESTING. The dates on which each option (or portion thereof) shall be exercisable and the conditions precedent to such exercise, if any, shall be fixed by the Board of Directors, in its discretion, at the time such option is granted.

         (c) EXPIRATION. The expiration of each option shall be fixed by the Board of Directors, in its discretion, at the time such option is granted; however, unless otherwise determined by the Board of Directors at the time such option is granted, an option shall be exercisable for ten (10) years after the date on which it was granted (the "Grant Date"). Each option shall be subject to earlier termination as expressly provided in the 2005 Incentive Plan or as determined by the Board of Directors, in its discretion, at the time such option is granted.

         (d) TRANSFERABILITY. No option shall be transferable, except by will or the laws of descent and distribution, and any option may be exercised during the lifetime of the optionee only by him. No option granted under the 2005 Incentive Plan shall be subject to execution, attachment or other process.

         (e) OPTION ADJUSTMENTS. The aggregate number and class of shares as to which options may be granted under the 2005 Incentive Plan, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and all such options, shall each be proportionately adjusted for any increase or decrease in the number of issued Common Shares resulting from split-up, spin-off or consolidation of shares or any like capital adjustment or the payment of any stock dividend.

         Except as otherwise provided in the 2005 Incentive Plan, any option granted hereunder shall terminate in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company. However, the optionee shall have the right immediately prior to any such transaction to exercise his option in whole or in part notwithstanding any otherwise applicable vesting requirements.

         (f) TERMINATION, MODIFICATION AND AMENDMENT. The 2005 Incentive Plan (but not options previously granted under the 2005 Incentive Plan) shall terminate ten (10) years from the earlier of the date of its adoption by the Board of Directors or the date on which the 2005 Incentive Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, and no option shall be granted after termination of the 2005 Incentive Plan. Subject to certain restrictions, the 2005 Incentive Plan may at any time be terminated and from time to time be modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Delaware.

FEDERAL INCOME TAX ASPECTS OF THE 2005 INCENTIVE PLAN

         THE FOLLOWING IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE PURCHASE OF SHARES UNDER THE 2005 INCENTIVE PLAN. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE 2005 STOCK INCENTIVE PLAN AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

         The 2005 Incentive Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Sections 421, 422 and 423 of the Code. Under these provisions, no income will be recognized by a participant prior to disposition of shares acquired under the 2005 Incentive Plan.

         If the shares are sold or otherwise disposed of (including by way of gift) more than two years after the first day of the offering period during which shares were purchased (the "Offering Date"), a participant will recognize as ordinary income at the time of such disposition the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares or (b) 15% of the fair market value of the shares on the first day of the offering period. Any further gain or loss upon such disposition will be treated as long-term capital gain or loss. If the shares are sold for a sale price less than the purchase price, there is no ordinary income and the participant has a capital loss for the difference.

         If the shares are sold or otherwise disposed of (including by way of gift) before the expiration of the two-year holding period described above, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gift of the shares is made. The balance of any gain or loss will be treated as capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held more than one year.

         In the case of a participant who is subject to Section 16(b) of the Exchange Act, the purchase date for purposes of calculating such participant's compensation income and beginning of the capital gain holding period may be deferred for up to six months under certain circumstances. Such individuals should consult with their personal tax advisors prior to buying or selling shares under the 2005 Incentive Plan.

         The ordinary income reported under the rules described above, added to the actual purchase price of the shares, determines the tax basis of the shares for the purpose of determining capital gain or loss on a sale or exchange of the shares.

         The Company is entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the two-year holding period described above.

Restrictions on Resale

         Certain officers and directors of the Company may be deemed to be "affiliates" of the Company as that term is defined under the Securities Act. The Common Stock acquired under the 2005 Incentive Plan by an affiliate may be re-offered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

             Interest of Certain Persons in Matters to Be Acted Upon

         The Company's Directors, nominees for Director and executive officers collectively beneficially own 680,918.871 shares of Series A Preferred Stock of the Company. Upon effectiveness of the amendment to the Company's Certificate of Incorporation described in this Information Statement, such shares will automatically convert into 108,947,019 shares of Common Stock of the Company.

         Except as stated above, no director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the amendment to the Certificate of Incorporation set forth herein, which is not shared by all other stockholders pro rata, and in accordance with their respective interests.

                              No Dissenters' Rights

         Stockholders do not have the statutory right to dissent and obtain an appraisal of their shares under Delaware law in connection with the amendments to the Company's Certificate of Incorporation described in this Information Statement.

                          Cost of Information Statement

         The Company is making the mailing and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of the Company's Common Stock.

                              Stockholder Proposals

         The Company's Board of Directors has not yet determined the date on which the next annual meeting of stockholders will be held. Any proposal by a stockholder intended to be presented at the Company's next annual meeting of stockholders must be received at the Company's offices a reasonable amount of time prior to the date on which the information or proxy statement for that meeting is mailed to stockholders in order to be included in the Company's information or proxy statement relating to that meeting.

                   Forward-Looking Statements and Information

         This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words "expects," "projects," "believes," "anticipates," "intends," "plans," "predicts," "estimates" and similar expressions.

         The forward-looking statements are based on management's current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

         You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

              Where You Can Find More Information About the Company

         The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                                             By Order of the Board of Directors,


Northlake, Illinois                           /s/ John Bellamy
                                             -----------------------------------
*, 2005                                      John Bellamy
                                             Chief Executive Officer and
                                             Chairman of the Board of Directors